Exhibit 99.2

RTI SURGICAL, INC. 11621 RESEARCH CIRCLE ALACHUA, FL 32615 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E55557-P17391 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY RTI SURGICAL, INC. The Board of Directors recommends a vote FOR each of Proposal 1, Proposal 2 and Proposal 3. 1. To consider and vote upon a proposal to adopt the Master Transaction Agreement, dated as of November 1, 2018 (the “Master Transaction Agreement”), by and among RTI Surgical, Inc., PS Spine Holdco, LLC, a Delaware limited liability company, Bears Holding Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of RTI Surgical, Inc., and Bears Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of Bears Holding Sub, Inc. and approve the transactions contemplated thereby, including the merger of Bears Merger Sub, Inc. with and into RTI Surgical, Inc., with RTI Surgical, Inc. surviving as a wholly owned subsidiary of Bears Holding Sub, Inc. (the “Merger Proposal”). 2. To consider and vote upon a proposal to approve, for purposes of complying with applicable provisions of Nasdaq Stock Market LLC Listing Rule 5635, the potential issuance of more than twenty percent (20%) of Bears Holding Sub, Inc.’s issued and outstanding common stock in connection with the transactions contemplated by the Master Transaction Agreement (the “Share Issuance Proposal”). 3. To consider and vote upon a proposal to adjourn RTI Surgical, Inc.’s special meeting, if necessary or appropriate, including to permit further solicitation of proxies in favor of the Merger Proposal or the Share Issuance Proposal if there are insufficient votes at the time of RTI Surgical, Inc.’s special meeting to approve the Merger Proposal or the Share Issuance Proposal. NOTE: In their discretion, the proxies may transact such other business as may properly come before the RTI Surgical, Inc. special meeting or any adjournment or postponement thereof. For Against Abstain For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

EVERY VOTE IS IMPORTANT Important Notice Regarding the Availability of Proxy Materials for the Special Stockholder Meeting to Be Held on Thursday, March 7, 2019 The Joint Proxy and Consent Solicitation Statement/Prospectus dated February , 2019 is available at: http://www.proxydocs.com/RTIX IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT MAIL YOUR CARD E55558-P17391 PROXY CARD PROXY CARD RTI SURGICAL, INC. SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MARCH 7, 2019 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The undersigned, a stockholder of RTI Surgical, Inc. (the “Corporation”), hereby constitutes and appoints CAMILLE I. FARHAT and JONATHON M. SINGER and each of them, the true and lawful proxies and attorneys-in-fact of the undersigned, with full power of substitution in each of them, to vote all shares of common stock of the Corporation which the undersigned is entitled to vote at the special meeting of stockholders of the Corporation to be held on Thursday, March 7, 2019, and at any and all adjournments or postponements thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side